UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2018

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-939-0231

_________________Not Applicable___________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 18, 2018, the Audit Committee of the Board of Directors (the “Committee”) of Live Ventures Incorporated (the “Company”), in consultation with management, concluded that the Company’s previously issued financial statements for the quarterly periods ended December 31, 2016, March 31, 2017 and June 30, 2017 (collectively, the “Restated Periods”) should no longer be relied upon because of errors related to the (i) classification of certain debt of our subsidiaries Marquis Industries, Inc. (“Marquis”) and Vintage Stock, Inc. (“Vintage Stock”) as long-term debt when it should have been classified as short-term debt, (ii) characterization of deposits (advance payments) on the purchase of Marquis carpet manufacturing equipment and the related cash flow presentation (operating versus investing), (iii) accounting for the down round provisions contained in certain convertible notes and related warrants we issued in 2012, 2013 and 2014, which warrants were subsequently amended to remove such provisions in December 2014, (iv) classification of certain amounts relating to shares of our Series E Preferred Stock, (v) classification of certain prepaid expenses and other current assets as receivables, and (vi) classification of the seller financing provided by the sellers of Vintage Stock. The errors described above will result in the restatement of our financial statements for the Restated Periods.

The Committee has discussed the matters disclosed herein with Anton & Chia LLP, the Company’s independent registered public accounting firm for quarterly period ended December 31, 2016, and BDO USA, LLP, the Company’s independent registered public accounting firm for the quarterly periods ended March 31, 2017 and June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By: /s/ Jon Isaac
Name: Jon Isaac
Title: President and Chief Executive Officer

Dated: February 14, 2018